UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 8, 2010

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, Including Zip Code)

(617) 492-5554

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 9, 2010, Molecular Insight Pharmaceuticals, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Savitr Capital LLC, a private investment company (“Savitr”). Under the Investment Agreement, Savitr is committed to invest $45 million in the Company, to be effected through a corporate reorganization under a Chapter 11 filing commenced on December 9, 2010.

The investment from Savitr would be in the form of common stock at $0.45 per share, representing 90% of the Company’s common stock. The investment is conditioned upon the replacement of the Company’s approximately $195,000,000 of existing Senior Secured Floating Rate Bonds due 2012 (the “Bonds”), including all accrued “pay in kind” (“PIK”) interest, by $90,000,000 principal amount of secured notes. The newly issued notes would mature in six years and bear interest at 6% per annum, payable in the form of PIK notes during the first 24 months; either PIK notes or cash, at the option of the Company, during the next 24 months and cash for the last 24 months, with one-half of the outstanding principal to be repayable on the fifth anniversary and the balance on the sixth anniversary of the note issuance date. In addition to the notes, the holders of the Bonds would receive 10% of the Company’s common stock.

The Savitr investment is subject to a number of additional conditions, including the emergence of the Company from its corporate restructuring by March 31, 2011, adherence to a cash collateral budget, satisfactory resolution of various issues related to Onalta™, a drug candidate, as well as certain bankruptcy-related preconditions, including the entry of certain Final Orders by the Bankruptcy Court incorporating, among other items, a confirmation order related to the Company’s Chapter 11 plan, and the court’s approval of a breakup fee and expense reimbursement protections for the benefit of Savitr.

The Savitr investment also provides for a 30-day period during which the Company is permitted to solicit other inquiries, proposals and bids from third parties who desire to propose an alternative transaction to the one proposed by Savitr.

The description of the Investment Agreement is qualified in its entirety by the full text of the agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the corporate reorganization and the Company’s decision to suspend clinical trials of Azedra, on December 9, 2010, the Company and Nordion (Canada) Inc., formerly known as MDS Nordion, a division of MDS (Canada) Inc. mutually agreed to terminate the agreements previously entered into between them, including the Azedra Commercial Facility and Supply Agreement dated as of August 6, 2009, the Azedra Clinical Trial Supply Manufacturing Facility and Clinical Trial Supply Agreement dated July 12, 2007, and the BMIPP Supply Agreement dated as of January 12, 2006. The Company agreed to pay to Nordion (Canada) Inc. a total of US$458,359.56 in full satisfaction of accrued but unpaid payment obligations of the Company under the foregoing agreements as of December 8, 2010.

Additionally, the disclosure provided under Item 5.02(b) regarding termination of certain offer letters and change of control agreements is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

On December 9, 2010, the Company filed a voluntary petition seeking reorganization relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Petition”). The filing was made in the United States Bankruptcy Court in the District of Massachusetts (the “Bankruptcy Court”), case number 10-23355.

Under Chapter 11, certain claims in existence prior to the Company’s filing of the Petition are stayed. The Company will continue to manage and operate its business and assets as a debtor-in-possession during the pendency of this bankruptcy filing, subject to the supervision and orders of the Bankruptcy Court and in accordance with applicable provisions of the United States Bankruptcy Code. The Company anticipates to emerge from the bankruptcy.

While no trustee, examiner, or official committee has been appointed, there can be no assurance that the Company will remain in possession of its assets and control of its business as debtor-in-possession and that a trustee will not be appointed to operate the business of the Company. The Company’s business relationships and arrangements and its ability to negotiate future business agreements or arrangements may be affected negatively by its Petition. In addition, there can be no assurance that the Company will successfully emerge from Chapter 11 protection, or will emerge with the ability to continue its business in the same manner in which it operated prior to the bankruptcy filing.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Petition described in Item 1.03 above constituted an Event of Default under the Indenture dated November 16, 2007 pursuant to which the Bonds were issued. As a result of this Event of Default, all outstanding principal and interest under the Bonds became automatically and immediately due and payable. The Company believes that any efforts to enforce the payment obligations under the Bonds are stayed as a result of the filing of the Petition. The amount of principal and interest currently outstanding with respect to the Bonds is approximately $195,000,000.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In accordance with NASDAQ Listing Rules, on December 9, 2010, the Company notified The NASDAQ Stock Market (“NASDAQ”) prior to the press announcement of the filing of the Petition. On December 10, 2010, the Company received a letter from NASDAQ notifying that, due to the filing of the Petition, trading of the Company’s common stock will be suspended at the opening of business on December 21, 2010 and that the Company’s common stock will be delisted from the NASDAQ Stock Market that same day, pursuant to NASDAQ Listing Rules 5101, 5110(b) and IM-5101-1. At this time, the Company does not intend to appeal NASDAQ’s decision.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.

(b): In connection with the reorganization, Mr. Daniel L. Peters tendered his resignation as Chief Executive Officer, President and director of the Company, and Mr. Charles H. Abdalian, Jr. tendered his resignation as Senior Vice President and Chief Financial Officer, effective December 8, 2010. In connection with their resignations, the Company entered into a Severance Agreement with each of them.

Pursuant to the terms of Mr. Peters’ Severance Agreement, in exchange for his obligations set forth therein, the Company agreed to pay to Mr. Peters a severance payment in the amount of four times his monthly base salary, less taxes and applicable withholdings. Mr. Peters’ Severance Agreement terminates and supersedes the Offer Letter with Mr. Peters dated May 9, 2009 and the Change of Control Agreement with him dated May 12, 2009.

Pursuant to the terms of Mr. Abdalian’s Severance Agreement, in exchange for his obligations set forth therein, the Company agreed to pay to Mr. Abdalian a severance payment in the amount of four times his monthly base salary, and a cash payment of an amount equal to six times the monthly cost to an executive employee for continuing such individual’s family plan health insurance pursuant to COBRA, less taxes and applicable withholdings. Mr. Abdalian’s Severance Agreement terminates and supersedes the Offer Letter with Mr. Abdalian dated July 31, 2009 and the Change of Control Agreement with him dated March 22, 2010.

Pursuant to the Severance Agreements, in exchange for the severance payments and other benefits provided therein, Mr. Peters and Mr. Abdalian each has agreed to release all claims against the Company and any affiliates and agreed to abide by the confidentiality, non-solicitation, and non-competition provisions set forth therein, among others. The Company has, in turn, agreed to release all claims against Messrs. Peters and Abdalian.

The description of the Severance Agreements is qualified in its entirety by the full text of the agreements, which are filed herewith as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K.

(c): Harry Stylli, a long-time member of the Company’s Board of Directors (the “Board”), was appointed by the Board to serve as President and Chief Restructuring Officer, Mark Attarian, a partner of Tatum, a division of SFN Professional Services LLC, a consulting and executive services firm (“Tatum”), was appointed to serve as Interim Executive Vice President and Chief Financial Officer, and John Babich, the current Executive Vice President, Chief Scientific Officer and President of Research and Development, was appointed as the principal executive officer of the Company, effective December 8, 2010.

Harry Stylli, M.B.A, Ph.D., 48 years old, has served as a member of our Board since 2004. Dr. Stylli was President, Chief Executive Officer and a member of the board of directors of Sequenom, Inc. from 2005 to 2009. From 2003 to 2005, he was President and Chief Executive Officer of Xencor, Inc. From 2002 to 2003, he served as co-founder, President and Chief Executive Officer of CovX Pharmaceuticals Inc. From 1995 to 2002 he held various senior roles at Aurora Biosciences Corp., a company he co-founded. In 2001, following the merger between Aurora Biosciences Corp. and Vertex Pharmaceuticals Incorporated, Dr. Stylli served as President of Aurora Biosciences Corp. and Panvera Corporation. From 1987 to 1995, Dr. Stylli held varying positions of increasing responsibility in the global discovery organization of GlaxoSmithKline. Dr. Stylli received a B.S. from the University of East London, an M.B.A from Open University in the United Kingdom and his Ph.D. from London University.

In connection with Dr. Stylli’s service as President and Chief Restructuring Officer, the Company and Dr. Stylli entered into a Consulting Agreement on December 9, 2010. Pursuant to the terms of this agreement, Dr. Stylli will provide the services as a consultant and independent contractor and will receive a fee of $3,000 per each day worked for the Company.

Mr. Attarian, 52 years old, has been a partner of Tatum since 2004. Through his affiliation with Tatum, he served in assignments as Interim Chief Financial Officer of Upromise, Inc. and Joslin Diabetes Center, Inc. and as a consultant to Anika Therapeutics, Inc., Activbiotics, Inc., Total Sleep Holdings, Inc. and Nitro Security, Inc. Previously, Mr. Attarian served from 2001 to 2004 as President and Managing Partner of Greenbrier Partners, Ltd and served from 1991 to 2000 as Chief Financial Officer of several companies, including Shields Health Care Group, Inc., Diatide, Inc. and Bottomline Technologies (DE), Inc. Mr. Attarian received a B.A. from St. Lawrence University.

The Company and Tatum entered into an Interim Services Agreement (the “Services Agreement”) which outlines the terms and conditions of the services Mr. Attarian will provide to the Company. The Company will pay Tatum a fee of $42,400 per month for Mr. Attarian’s services on a full time basis under the Services Agreement and will reimburse Tatum for out-of-pocket expenses incurred by Mr. Attarian to the same extent the Company reimburses other members of its senior management for such expenses. Pursuant to the Services Agreement, the Company will indemnify Tatum and Mr. Attarian for all losses arising in connection with Mr. Attarian’s service to the Company, except to the extent arising out of the gross negligence or willful misconduct of Tatum or Mr. Attarian.

The Services Agreement has a minimum term of 90 days (the “Minimum Term”), with automatic 30 day extension. Following the expiration of the Minimum Term, the Company or Tatum may terminate the Services Agreement with 10 days advance written notice.

The description of the Consulting Agreement and the Services Agreement is qualified in its entirety by the full text of the agreements, which is filed herewith as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K.

(e): The disclosure provided under Items 5.02(b) and 5.02(c) above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 9, 2010, the Company issued a press release announcing the investment commitment, reorganization and management changes described above. A copy of this press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

Exhibits 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Investment Agreement, between Molecular Insight Pharmaceuticals, Inc. and Savitr Capital LLC, dated December 9, 2010.

10.2	Severance Agreement, between Molecular Insight Pharmaceuticals, Inc. and Daniel L. Peters, dated November 22, 2010, with resignation effective on December 8, 2010.

10.3	Severance Agreement, between Molecular Insight Pharmaceuticals, Inc. and Charles H. Abdalian, Jr., dated November 22, 2010, with resignation effective on December 8, 2010.

10.4	Consulting Agreement, between Molecular Insight Pharmaceuticals, Inc. and Harry Stylli, dated December 9, 2010.

10.5	Interim Services Agreement between Molecular Insight Pharmaceuticals, Inc. and Tatum, a division of SFN Professional Services LLC, dated December 8, 2010.

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated December 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 14th day of December, 2010.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/S/ MARK A. ATTARIAN
Name:	Mark A. Attarian
Title:	Interim Executive Vice President and Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Exhibit Description

10.1	Investment Agreement, between Molecular Insight Pharmaceuticals, Inc. and Savitr Capital LLC, dated December 9, 2010.

10.2	Severance Agreement between Molecular Insight Pharmaceuticals, Inc. and Daniel L. Peters, dated November 22, 2010, with resignation effective on December 8, 2010.

10.3	Severance Agreement between Molecular Insight Pharmaceuticals, Inc. and Charles H. Abdalian, Jr., dated November 22, 2010, with resignation effective on December 8, 2010.

10.4	Consulting Agreement between Molecular Insight Pharmaceuticals, Inc. and Harry Stylli, dated December 9, 2010.

10.5	Interim Services Agreement between Molecular Insight Pharmaceuticals, Inc. and Tatum, a division of SFN Professional Services LLC, dated December 8, 2010.

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated December 9, 2010.